NON-NEGOTIABLE PROMISSORY NOTE

$361,111.20 March 1, 2006

FOR VALUE RECEIVED, the undersigned, Esconde Resources LP, a Texas limited partnership (“Maker”), hereby unconditionally promises to pay to The Jerry E. Polis Family Trust (“Payee,” together with Maker, the “Parties”), in lawful money of the United States of America, the principal sum of Three Hundred Sixty One Thousand One Hundred Eleven and 20/100s Dollars ($361,111.20), together with interest on the unpaid principal balance from time to time outstanding.

1. Payments

1.1 Principal and Interest. Interest on the outstanding principal balance of this note will be due and payable monthly in arrears, at a rate of 12.0% per annum, commencing on March 1, 2006 until the Maker commences making principal payments on unpaid principal balance of the Note. Interest will be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

The principal amount of this Note will be due and payable in equal monthly installments, the first of which will be made on September 1, 2006 and the last of which will be made on August 1, 2009 (each such date being a “Payment Date”), together with interest on the unpaid principal balance of this Note, from time to time outstanding, until the principal balance of this Note is paid in full, at a rate of 10.0% per annum. Maker will have the right, at any time, to prepay all or any portion of the outstanding principal amount without premium or penalty. All payments on this Note will be applied to the payment of accrued interest before being applied to the payment of principal.

1.2 Manner of Payment. Principal, interest, and all other amounts due under this Note will be payable, in U.S. dollars, to Payee by check or wire transfer in immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Nevada.

2. Defaults

2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker will constitute an event of default hereunder (“Event of Default”):

(a) if Maker fails to pay when due any payment of principal or interest on this Note and such failure continues for 30 days after Payee demands payment thereof from Maker in writing; or

(b) if Maker, under the laws of any jurisdiction: (i) is dissolved, liquidated or wound up, or otherwise ceases doing business; (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes a general assignment for the benefit of its creditors; or (v) institutes a proceeding, or has an involuntary proceeding instituted against it, seeking a judgement of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar law affecting creditors’ rights that is not dismissed within 120 days thereafter.

2.2 Notice by Maker. Maker will notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 Remedies. Upon the occurrence of an Event of Default hereunder (unless cured by Maker or waived in writing by Payee), Payee may, at its option, (a) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable or (b) exercise any and all rights and remedies available to it under applicable law, including the right to collect from Maker all sums due under this Note. Maker will pay all costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including reasonable attorneys’ fees.

3. Miscellaneous

3.1 Waiver. Maker hereby, waives presentment, demand, protest, and notice of dishonor and protest.

3.2 Non-Negotiability. This Note is non-negotiable and cannot be assigned or transferred by Payee without the express prior written Consent of Maker.

3.3 Successors1.2 . All of the terms, agreements, covenants, representations, warranties, and conditions of this Note are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If Payee is an entity and if the principal business, operations or a majority or substantial portion of the assets of Payee are assigned, conveyed, allocated, or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion, or similar transactions, such receiving person or persons will automatically become bound by and subject to the provisions of this Note, and Payee will cause the receiving person or persons to expressly assume its obligations hereunder.

3.4 Assignment by Maker. Maker may (a) assign any or all of its rights and obligations hereunder to one or more of its affiliates and (b) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases Maker nonetheless will remain responsible for the performance of all of its obligations hereunder).

3.5 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Maker:

Esconde Resources LP
415 W. Wall Street, Suite 625
Midland, Texas 79701
Attn: Lisa P. Hamilton

If to Payee:

The Jerry E. Polis Family Trust
980 American Pacific, Suite 111
Henderson, Nevada 89014
Attn: Jerry E. Polis

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

3.7 Time. Time is of the essence in the performance of this Note.

3.8 Headings. The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

3.9 Governing law. This Note and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice of law principles.

3.10 Amendments and Waivers. No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same will be in writing and signed by the each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

3.11 Severability. The provisions of this Note will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Note, as applied to any Party or to any circumstance, is adjudged by a court to be enforceable in accordance with its terms, the Parties agree that the court making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

3.12 Expenses. Except as otherwise expressly provided in this Note, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Note, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants.

3.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Note. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

3.14 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Note are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

3.15. Electronic Signatures.

(a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any agreement or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed this Note or other document contemplated thereby (including any amendment or other change thereto), unless and until such Party have executed this Note or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Note or such other document contemplated.

(b) Delivery of a copy of this Note or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

3.16 Other. This Note supersedes and replaces that certain Non-Negotiable and Promissory Note in the amount of Five Hundred Thousand Dollars ($500,000.00) between the Parties dated January 13, 2005.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

ESCONDE RESOURCES LP

By: Esconde Energy LLC, its General Partner

By: /s/	Ronnie L. Steinocher

Ronnie L. Steinocher, Manager